Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption
"Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 22 to Registration Statement Number 2-77986 (Form N-1A) of
Mosaic Tax-Free Trust of our report dated November 7, 1996, included in the September 30, 1996 Annual Report to shareholders.

(signature)
Ernst & Young LLP
Washington, DC
January 27, 1998